EXHIBIT 23.1


July 8, 2003


                         CONSENT OF INDEPENDENT AUDITORS

As an Independent Certified Public Accountant, I consent to the incorporation by reference, in this Registration Statement on Form SB-2/A, of my report, dated March 28, 2003 in ITEC ENVIRONMENTAL GROUP, INC., for the fiscal years ending December 31, 2002 and 2001 and for the three months ending March 31, 2003 and the related consolidated statements of income and changes in stockholders' equity, and cash flows for the period ended March 31, 2003.


Sincerely,

/s/ Henry Schifer
    Henry Schifer
    CPA